EXHIBIT 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

Stephen J. Schoepfer, Chief Executive Officer and Chief Financial Officer, of Carbonics Capital Corporation, a Delaware corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1) The Company’s annual report on Form 10-K for the period ended December 31, 2011 (“Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Stephen J. Schoepfer	/s/ Stephen J. Schoepfer

Name: Stephen J. Schoepfer Title: Chief Executive Officer	Name: Stephen J. Schoepfer Title: Chief Financial Officer

Date: April 16, 2012